Exhibit 99.1

SUREWEST REPORTS THIRD QUARTER 2011 RESULTS

Positive Performance Highlighted by 3% Year-Over-Year Revenue Growth and a
9% Increase in Broadband Segment Revenues

•                  Broadband revenues from business customers increased 13% year-over-year driven by subscriber and ARPU growth in both the Kansas City and Sacramento markets, and wireless carrier backhaul revenue growth in the Sacramento market

•                  Broadband Residential revenues increased 9% year-over-year due to subscriber and RGU growth, and an ARPU increase of 4% to $118 in triple-play markets

•                  Broadband adjusted EBITDA increased 16% year-over-year, largely offsetting Telecom declines and resulting in a $456,000 year-over-year decline in adjusted EBITDA

•                  Adjusted free cash flow of $5.3 million increased from $4.6 million in the prior-year period

•                  Net Income of $643,000 compared to $1.4 million in the prior-year period

•                  Debt, net of cash and cash equivalents, was reduced by $8.5 million year-over-year resulting in a net debt to adjusted EBITDA ratio of 2.3x

ROSEVILLE, CA – October 27, 2011 – SureWest Communications (NASDAQ: SURW) today announced operating results for the third quarter ended September 30, 2011.

Steve Oldham, SureWest’s president and chief executive officer, said, “We continue to grow the company effectively by adding new residential and business subscribers, reducing churn and increasing revenues from our existing customers. SureWest maintains a strong presence in our markets due to our anticipation of the demand for high bandwidth Broadband services. As a result, we have been able to overcome the industry-wide decline in revenues from losses in traditional access lines, telephone minutes of use and regulatory support revenues.

“In late July we launched a new residential advertising campaign in the Sacramento market designed to create more awareness in our service area. The campaign helped drive new subscriber and RGU growth that is expected to continue in the fourth quarter. Due to its success in attracting higher margin subscribers with less discounting, we will expand the campaign into the Kansas City market in 2012. We continuously monitor the reaction to our marketing efforts from both our customers and competitors, and will adjust tactics as necessary in order to gain market share.

“Revenue growth from wireless carrier backhaul in the Sacramento market also provided a significant impact, and we are now billing for 280 connections that generate $3.2 million in annualized revenues. We have contracts in place for 390 connections and anticipate over $4 million in annualized revenues when those sites are active. Our business customer growth in the Kansas City market is continuing and we are adding more medium- and large-sized companies, which helped drive a 7% year-over-year increase in ARPU in that region to $685 per month.

“In the first quarter of 2012, after the final phase out of the California High Cost Fund subsidy, we will have reduced revenues from regulatory supports from 56% of adjusted EBITDA in 2005 to roughly 11%. We have greatly reduced the risk to our shareholders from future regulatory and policy changes in the industry without compromising the superior experience we provide to our customers. As we grow, we remain focused on increasing long-term cash flow and shareholder return.”

The following table highlights financial results on a consolidated basis (dollars are in thousands):

	Y-O-Y comparison					Q-O-Q comparison
Consolidated	Q3’11	Q3’10	Change	%		Q2’11	Change	%
Broadband Revenue	$48,018	$43,861	$4,157	9%		$45,959	$2,059	4%
Telecom Revenue	14,979	17,256	(2,277)	(13%	)	15,003	(24)	(0%)
Total Revenue	62,997	61,117	1,880	3%		60,962	2,035	3%
Adjusted EBITDA	20,879	21,335	(456)	(2%	)	22,229	(1,350)	(6%)
Net Income	643	1,404	(761)	(54%	)	1,320	(677)	(51%)
Capital Expenditures	18,658	12,857	5,801	45%		20,671	(2,013)	(10%)
Net Cash Provided by Operating Activities	21,255	20,082	1,173	6%		20,562	693	3%
Free Cash Flow	(2,205)	4,227	(6,432)	(152%	)	(2,994)	789	26%
Adjusted Free Cash Flow	5,250	4,556	694	15%		4,026	1,224	30%
Net Debt	197,318	205,830	(8,512)	(4%	)	198,953	(1,635)	(1%)

Financial Results

Consolidated revenues increased 3% year-over-year to $63 million. Broadband revenues grew by $4.2 million, or 9%, more than offsetting expected Telecom revenue declines of $2.3 million, or 13%. Broadband adjusted EBITDA increased 16% and now represents 56% of total adjusted EBITDA. However, Telecom adjusted EBITDA declined 18% for a total adjusted EBITDA decrease of 2%, or $456,000, year-over-year to $20.9 million.

Operating expenses, exclusive of depreciation and amortization, increased 7%, or $2.8 million, year-over-year to $43.2 million. This increase resulted from a new advertising campaign, and increases related to subscriber growth including video programming and transport fees. Savings from office consolidation helped offset these increases.

Net income for the quarter was $643,000 compared to $1.4 million in the same period last year. Basic and diluted earnings per share was $0.05 compared to $0.10 in the third quarter 2010.

Capital expenditures totaled $18.7 million for the third quarter, a $5.8 million increase compared to $12.9 million in the same period last year. During the quarter, SureWest added 4,200 new marketable homes to its fiber-to-the-home (FTTH) network in Kansas City, completing 9,600 of the scheduled 15,500 additional fiber homes planned for 2011. Also during the quarter, the company upgraded 2,400 ILEC territory copper homes with Advanced Digital TV service, completing 5,800 of the planned 6,800 upgrades.  These upgrades have increased the percentage of fiber and copper triple-play marketable homes in the ILEC to 63%, up from 53% in the third quarter 2010.

In relation to these additional marketable homes and network upgrades, the company invested $7.5 million in network expansion capital in the third quarter 2011, compared to $7 million in the second quarter 2011 and $329,000 in the third quarter 2010. The remaining $11.2 million in third quarter 2011 capital spend was driven by residential and business success and core maintenance support. The company will continue to take advantage of growth opportunities and the favorable bonus depreciation tax provision in relation to these new investments. Projected 2011 capital expenditures are expected to be in the $68-72 million range. Projected capital expenditures remain in the $60-70 million range for 2012, with roughly 10-11,000 new fiber homes scheduled in the Kansas City market. Projected 2013 capital expenditures remain in the $55-65 million range.

Free cash flow, defined as net income (loss) plus depreciation and amortization less capital expenditures, was negative $2.2 million for the quarter compared to positive $4.2 million in the third quarter 2010. This decline was anticipated as a result of the new investment in network expansion. Adjusted free cash flow, defined as free cash flow excluding capital investments in network-based expansion, increased $694,000 year-over-year to $5.3 million. The company expects capital expenditures and associated free cash flow to vary quarter-to-quarter based on fiber network expansion in Kansas City and the resulting opportunities for additional residential and business services growth.

Cash and cash equivalents decreased by $2.1 million sequentially, from $11 million in the second quarter 2011 to $8.9 million. The average cost of debt for the quarter remained low at 3.7%. Total debt net of cash and cash equivalents (net debt) was $197 million, resulting in a net debt to adjusted EBITDA ratio of 2.3x.

Broadband Segment Results

Broadband revenues increased 9% year-over-year and accounted for 76% of the company’s total revenues in the quarter. SureWest expects to continue increasing its Broadband revenues and adjusted EBITDA as a result of growth in both residential and business services.

Broadband Residential:

Broadband Residential revenues increased 9% year-over-year to $33.7 million as a result of 3% growth in revenue generating units (RGUs) and a 7% increase in overall average revenue per user (ARPU). New products and features like Advanced Digital TV in Sacramento, and increased Internet speeds, additional HD channels, home networking and Internet security software in both markets, have continued to create enhanced subscriber value and improve SureWest’s pricing power. In July 2011, the company implemented video and data price increases positively impacting third quarter ARPU.

Advanced Digital TV continued to drive growth in the Sacramento market, with video RGUs increasing by 9% year-over-year and 1% sequentially. SureWest served 19,688 Advanced Digital TV subscribers in Sacramento through the third quarter, representing 72% of the company’s video RGUs in that market. ARPU for these subscribers was $139 with approximately 98% bundling the company’s high-performing data service and 81% subscribing to a triple-play. At the end of the third quarter, the average monthly bill of an Advance Digital TV customer subscribing to all three services was $145 compared to $130 at the end of the third quarter 2010.

Growth in the Kansas City market was driven by new fiber marketable homes, with 1,900 subscriber additions and 2,700 RGU additions year-over-year. A penetration rate of 17% has already been achieved on the fiber homes released in the last 3-6 months.

Residential customer churn improved year-over-year from 1.7% to 1.6% in the third quarter, aided in part by new customer retention programs, value-added features and continuously improving customer service levels.  In the Sacramento market, churn decreased to 1.6% in the third quarter 2011 from 1.9% in the same period last year. The company attributes this to the strength of its Advanced Digital TV and best-in-class Internet service.

To illustrate growth trends, Broadband RGUs and subscriber counts are detailed both year-over-year and sequentially in the table below:

	Q3 ‘11 vs. Q3 ‘10 Change			Q3 ‘11 vs. Q2 ‘11 Change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	3%	2%	3%	1%	1%	1%

Data RGUs	0%	5%	2%	0%	2%	1%

Video RGUs	9%	4%	6%	1%	1%	1%

Voice RGUs	5%	(2%)	2%	1%	0%	0%

Total Residential Subscribers	0%	5%	2%	0%	1%	1%

Broadband Business:
Broadband Business revenues increased by $1.6 million, or 13%, year-over-year to $13.6 million. Business customers increased 4% year-over-year to 8,000 and ARPU grew 8% from the prior year to $570. Broadband Business growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU by 7% year-over-year while increasing customer counts by 5%. The Sacramento market grew customer counts by 3% and ARPU increased 10% driven by wireless backhaul and existing customers adding new products and features.

As of September 30, 2011, SureWest was billing for 280 wireless backhaul access points at annualized revenues of $3.2 million. The company is now scheduled to bill for over 360 backhaul connections by the end of 2011 and 390 by the second quarter of 2012, with over $4 million in annualized revenues when those sites are active. Opportunities are currently being pursued to serve additional connections in both the Sacramento and Kansas City markets.

Telecom Segment Results

Telecom revenues declined 13% year-over-year to $15 million, consistent with the industry-wide trend of declines in access lines, minutes of use and access revenues. This was partially due to the anticipated decrease of $1 million in regulatory support revenues that were reduced as scheduled in the first quarter 2011. The company’s scheduled regulatory support declines began in 2006 and will be fully phased out in the first quarter 2012 after the final payment in the fourth quarter 2011.

The Telecom segment has consistently produced adjusted EBITDA margins greater than 40% and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. The company expects declines in Telecom revenues to flatten over the next two years, due to the phasing out of Telecom support mechanisms and the slowing of access line losses. SureWest has effectively removed regulatory risk from its business by investing in high performing broadband networks that will continue to drive additional revenue and cash flow growth.

As the company focuses on growing its Broadband segment, the Telecom segment is expected to continue accounting for a smaller percentage of total revenues. For the third quarter 2011, Telecom revenues were 24% of total company revenues.

Telecom Residential:
Telecom Residential revenues declined 22% year-over-year to $3.2 million resulting from a 21% decline in Telecom voice RGUs. However, of the 6,500 year-over-year Telecom Residential voice RGU losses, 2,600, or 40%, migrated to the SureWest Broadband VoIP service, which enables the continued preservation of consolidated voice revenues.

Telecom Business:
Telecom Business revenues declined 7% year-over-year to $8.1 million as a result of a 4% decrease in business customers in the company’s incumbent ILEC territory. Telecom Business revenues represent 54% of total Telecom segment revenues. The company is seeing some competitive pressure in the very small business customer segments; however, medium and large ILEC business customers remain stable.

Telecom Access:
Telecom Access revenues decreased by $715,000 year-over-year to $3.6 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF), the elimination of the transport interconnection charge (TIC) and the decline in switched access revenues related to access line loss and declining minutes of use. The combined annual regulatory support related to the CHCF and TIC will decline by $4 million in 2011 - from $6.1 million in 2010 to $2.0 million in 2011 - and will be fully phased out after the final payment in the fourth quarter 2011.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow, adjusted free cash flow and net debt. Adjusted EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) plus depreciation and amortization less capital expenditures. Adjusted free cash flow represents free cash flow as defined above, excluding the network expansion capital investments. Free cash flow and adjusted free cash flow are a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 11 a.m. Eastern Time on Thursday, October 27. Open to the public, a simultaneous live webcast of the call will be available from the company’s investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through November 3, 2011 by calling 888.286.8010 and entering pass code 53755082. Visit

www.surw.com for updates prior to the call. To receive SureWest financial news by email, please visit www.surw.com and subscribe to “Email Alerts.”

About SureWest
SureWest Communications is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network. For up-to-date information on products and services, visit the company on Facebook and Twitter.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements. Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended		$	%
	September 30, 2011	June 30, 2011	Change	Change
Operating revenues:
Broadband	$48,018	$45,959	$2,059	4%
Telecom	14,979	15,003	(24)	(0%)
Total operating revenues	62,997	60,962	2,035	3%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	28,566	25,525	3,041	12%
Customer operations and selling	7,771	7,392	379	5%
General and administrative	6,879	7,392	(513)	(7%)
Depreciation and amortization	15,810	16,357	(547)	(3%)
Total operating expenses	59,026	56,666	2,360	4%

Income from operations	3,971	4,296	(325)	(8%)

Other income (expense):
Interest income	4	17	(13)	(76%)
Interest expense	(2,497)	(2,599)	102	4%
Other, net	(546)	90	(636)	(707%)
Total other income (expense), net	(3,039)	(2,492)	(547)	(22%)

Income before income taxes	932	1,804	(872)	(48%)

Income tax expense	289	484	(195)	(40%)

Net income	$643	$1,320	$(677)	(51%)

Basic earnings per share	$0.05	$0.10	$(0.05)

Diluted earnings per share	$0.05	$0.09	$(0.04)

Shares of common stock used to calculate basic and diluted earnings per share:
Basic	13,918	13,849	69
Diluted	14,023	14,019	4

Dividends declared per common share	$0.08	$-	$0.08

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended September 30,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$48,018	$43,861	$4,157	9%
Telecom	14,979	17,256	(2,277)	(13%)
Total operating revenues	62,997	61,117	1,880	3%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	28,566	26,672	1,894	7%
Customer operations and selling	7,771	7,028	743	11%
General and administrative	6,879	6,720	159	2%
Depreciation and amortization	15,810	15,680	130	1%
Total operating expenses	59,026	56,100	2,926	5%

Income from operations	3,971	5,017	(1,046)	(21%)

Other income (expense):
Interest income	4	16	(12)	(75%)
Interest expense	(2,497)	(2,311)	(186)	(8%)
Other, net	(546)	10	(556)	(5560%)
Total other income (expense), net	(3,039)	(2,285)	(754)	(33%)

Income before income taxes	932	2,732	(1,800)	(66%)

Income tax expense	289	1,328	(1,039)	(78%)

Net income	$643	$1,404	$(761)	(54%)

Basic and diluted earnings per share	$0.05	$0.10	$(0.05)

Shares of common stock used to calculate basic and diluted earnings per share:
Basic	13,918	13,736	182
Diluted	14,023	13,736	287

Dividends declared per common share	$0.08	$-	$0.08

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Nine Months Ended September 30,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$139,356	$129,514	$9,842	8%
Telecom	45,158	52,339	(7,181)	(14%)
Total operating revenues	184,514	181,853	2,661	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	81,352	78,771	2,581	3%
Customer operations and selling	22,146	22,542	(396)	(2%)
General and administrative	22,819	24,296	(1,477)	(6%)
Depreciation and amortization	47,942	46,048	1,894	4%
Total operating expenses	174,259	171,657	2,602	2%

Income from operations	10,255	10,196	59	1%

Other income (expense):
Interest income	36	62	(26)	(42%)
Interest expense	(9,512)	(6,189)	(3,323)	(54%)
Other, net	(249)	(323)	74	23%
Total other income (expense), net	(9,725)	(6,450)	(3,275)	(51%)

Income before income taxes	530	3,746	(3,216)	(86%)

Income tax expense	211	2,342	(2,131)	(91%)

Net income	$319	$1,404	$(1,085)	(77%)

Basic and diluted earnings per share	$0.02	$0.10	$(0.08)

Shares of common stock used to calculate basic and diluted earnings per share:
Basic	13,851	13,883	(32)
Diluted	13,944	13,883	61

Dividends declared per common share	$0.16	$-	$0.16

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	September 30,	December 31,	$	%
	2011	2010	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$8,932	$2,937	$5,995	204%
Short-term investments	–	771	(771)	(100%)
Accounts receivable, net	19,896	20,298	(402)	(2%)
Income tax receivable	177	1,782	(1,605)	(90%)
Prepaid expenses	2,875	3,792	(917)	(24%)
Deferred income taxes	2,052	2,284	(232)	(10%)
Assets held for sale	5,743	6,009	(266)	(4)%
Total current assets	39,675	37,873	1,802	5%

Property, plant and equipment, net	517,751	514,639	3,112	1%

Intangible and other assets:
Customer relationships, net	1,721	2,632	(911)	(35%)
Goodwill	45,814	45,814	-	-
Deferred charges and other assets	5,031	2,223	2,808	126%
	52,566	50,669	1,897	4%
	$609,992	$603,181	$6,811	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,000	$15,636	$(636)	(4)%
Accounts payable	2,349	2,885	(536)	(19)%
Other accrued liabilities	17,217	12,847	4,370	34%
Advance billings and deferred revenues	8,148	8,035	113	1%
Accrued compensation	8,192	6,998	1,194	17%
Total current liabilities	50,906	46,401	4,505	10%

Long-term debt	191,250	189,773	1,477	1%
Deferred income taxes	55,311	56,661	(1,350)	(2%)
Accrued pension and other post-retirement benefits	34,960	33,815	1,145	3%
Other liabilities and deferred revenues	5,978	4,473	1,505	34%

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 14,091 and 13,866 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	146,177	143,309	2,868	2%
Accumulated other comprehensive loss	(16,359)	(15,081)	(1,278)	(8%)
Retained earnings	141,769	143,830	(2,061)	(1%)
Total shareholders’ equity	271,587	272,058	(471)	(0)%
	$609,992	$603,181	$6,811	1%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$42,577	$43,076	$43,861	$45,032	$174,546	$45,379	$45,959	$48,018	$139,356	$4,157	9%	$2,059	4%
Telecom	17,611	17,472	17,256	16,614	68,953	15,176	15,003	14,979	45,158	(2,277)	(13%)	(24)	(0%)

Total operating revenues	60,188	60,548	61,117	61,646	243,499	60,555	60,962	62,997	184,514	1,880	3%	2,035	3%

Operating expenses (1)	41,940	43,249	40,420	40,871	166,480	42,792	40,309	43,216	126,317	2,796	7%	2,907	7%
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	47,942	130	1%	(547)	(3%)
Income from operations	$3,142	$2,037	$5,017	$4,998	$15,194	$1,988	$4,296	$3,971	$10,255	$(1,046)	(21%)	$(325)	(8%)

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss)

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$643	$319	$(761)	(54%)	$(677)	(51%)
Add: income tax expense	824	190	1,328	1,012	3,354	(562)	484	289	211	(1,039)	(78%)	(195)	(40%)
Less: other (income)/expense	1,791	2,374	2,285	2,035	8,485	4,194	2,492	3,039	9,725	754	33%	547	22%
Income from operations	3,142	2,037	5,017	4,998	15,194	1,988	4,296	3,971	10,255	(1,046)	(21%)	(325)	(8%)
Add (subtract):
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	47,942	130	1%	(547)	(3%)
Non-cash pension expense	420	341	371	371	1,503	313	394	351	1,058	(20)	(5%)	(43)	(11%)
Non-cash stock compensation expense	800	1,144	267	634	2,845	1,645	1,182	747	3,574	480	180%	(435)	(37%)
Severance and other related costs (3)	-	1,144	-	-	1,144	-	-	-	-	-	-	-	-
Adjusted EBITDA (2)	$19,468	$19,928	$21,335	$21,780	$82,511	$19,721	$22,229	$20,879	$62,829	$(456)	(2%)	$(1,350)	(6%)

Adjusted EBITDA margin	32%	33%	35%	35%	34%	33%	36%	33%	34%

Consolidated Free Cash Flow and Adjusted Free Cash Flow
	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$643	$319	$(761)	(54%)	$(677)	(51%)
Add: Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	47,942	130	1%	(547)	(3%)
Less: Capital expenditures	(12,536)	(13,878)	(12,857)	(13,289)	(52,560)	(11,452)	(20,671)	(18,658)	(50,781)	(5,801)	(45%)	2,013	10%
Free cash flow (4)	3,097	857	4,227	4,439	12,620	2,679	(2,994)	(2,205)	(2,520)	(6,432)	(152%)	$789	26%
Add: Capital expenditures for network expansion	368	588	329	26	1,311	1,415	7,020	7,455	15,890	7,126	2166%	435	6%
Adjusted free cash flow (4)	$3,465	$1,445	$4,556	$4,465	$13,931	$4,094	$4,026	$5,250	$13,370	$694	15%	$1,224	30%

Consolidated Net Debt Ratio
	For 2010 Quarters Ended:					For 2011 Quarters Ended:				Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30		$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$215,045	$219,045	$209,045	$205,409		$210,000	$210,000	$206,250		$(2,795)	(1%)	$(3,750)	(2%)
Less: Cash and cash equivalents	(6,982)	(6,154)	(3,215)	(2,937)		(12,881)	(11,047)	(8,932)		(5,717)	(178%)	2,115	19%
Net Debt (5)	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953	$197,318		$(8,512)	(4%)	$(1,635)	(1%)
Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953	$197,318
Divided by: Adjusted EBITDA (TTM)	$77,873	$77,942	$80,316	$82,511		$82,764	$85,065	$84,609
Ratio of net debt to Adjusted EBITDA (6)	2.67	2.73	2.56	2.45		2.38	2.34	2.33

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Data	$12,248	$12,145	$12,100	$12,385	$48,878	$12,516	$12,636	$13,672	$38,824	$1,572	13%	$1,036	8%
Video	12,219	12,166	12,151	12,603	49,139	12,789	12,867	13,336	38,992	1,185	10%	469	4%
Voice	6,507	6,600	6,704	6,650	26,461	6,526	6,585	6,652	19,763	(52)	(1%)	67	1%
Total residential revenues	30,974	30,911	30,955	31,638	124,478	31,831	32,088	33,660	97,579	2,705	9%	1,572	5%
Business	10,570	11,253	11,979	12,407	46,209	12,614	12,999	13,557	39,170	1,578	13%	558	4%
Access	727	541	481	486	2,235	556	504	509	1,569	28	6%	5	1%
Other	306	371	446	501	1,624	378	368	292	1,038	(154)	(35%)	(76)	(21%)
Total operating revenues from external customers	42,577	43,076	43,861	45,032	174,546	45,379	45,959	48,018	139,356	4,157	9%	2,059	4%
Intersegment revenues	168	145	110	141	564	160	155	152	467	42	38%	(3)	(2%)
Total operating revenues	42,745	43,221	43,971	45,173	175,110	45,539	46,114	48,170	139,823	4,199	10%	2,056	4%

Operating expenses without depreciation	35,137	36,003	34,304	34,838	140,282	36,337	35,624	37,179	109,140	2,875	8%	1,555	4%
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	38,360	(35)	(0%)	(524)	(4%)
Loss from operations	$(4,572)	$(4,922)	$(2,942)	$(2,357)	$(14,793)	$(3,486)	$(2,608)	$(1,583)	$(7,677)	$1,359	46%	$1,025	39%

Broadband Reconciliation of Adjusted EBITDA to Net Loss

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(2,801)	$(10,212)	$281	9%	$205	7%
Add: income tax benefits	(2,504)	(2,867)	(2,066)	(2,456)	(9,893)	(2,928)	(1,998)	(1,867)	(6,793)	199	10%	131	7%
Less: other (income)/expense	1,652	2,214	2,206	1,901	7,973	3,847	2,396	3,085	9,328	879	40%	689	29%
Loss from operations	(4,572)	(4,922)	(2,942)	(2,357)	(14,793)	(3,486)	(2,608)	(1,583)	(7,677)	1,359	46%	1,025	39%
Add (subtract):
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	38,360	(35)	(0%)	(524)	(4%)
Non-cash pension expense	205	162	181	179	727	153	187	173	513	(8)	(4%)	(14)	(7%)
Non-cash stock compensation expense	386	560	160	343	1,449	978	720	457	2,155	297	186%	(263)	(37%)
Severance and other related costs (3)	-	469	-	-	469	-	-	-	-	-	-	-	-
Adjusted EBITDA (2)	$8,199	$8,409	$10,008	$10,857	$37,473	$10,333	$11,397	$11,621	$33,351	$1,613	16%	$224	2%

Adjusted EBITDA margin	19%	19%	23%	24%	21%	23%	25%	24%	24%

Broadband Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(2,801)	$(10,212)	$281	9%	$205	7%
Add: Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	38,360	(35)	(0%)	(524)	(4%)
Less: Capital expenditures	(8,723)	(11,805)	(11,370)	(12,046)	(43,944)	(9,574)	(16,706)	(16,677)	(42,957)	(5,307)	(47%)	29	0%
Free cash flow (4)	(263)	(3,934)	(1,843)	(1,156)	(7,196)	(1,291)	(6,614)	(6,904)	(14,809)	(5,061)	(275%)	$(290)	(4%)
Add: Capital expenditures for network expansion	31	57	176	2	266	1,013	6,492	6,500	14,005	6,324	3593%	8	0%
Adjusted free cash flow (4)	$(232)	$(3,877)	$(1,667)	$(1,154)	$(6,930)	$(278)	$(122)	$(404)	$(804)	$1,263	76%	$(282)	(231%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Residential	$4,868	$4,479	$4,086	$3,843	$17,276	$3,592	$3,393	$3,196	$10,181	$(890)	(22%)	$(197)	(6%)
Business	8,418	8,400	8,750	8,592	34,160	8,394	8,294	8,122	24,810	(628)	(7%)	(172)	(2%)
Access	4,160	4,408	4,274	4,053	16,895	3,054	3,148	3,559	9,761	(715)	(17%)	411	13%
Other	165	185	146	126	622	136	168	102	406	(44)	(30%)	(66)	(39%)
Total operating revenues from external customers	17,611	17,472	17,256	16,614	68,953	15,176	15,003	14,979	45,158	(2,277)	(13%)	(24)	(0%)
Intersegment revenues	4,919	5,091	5,275	5,352	20,637	5,296	5,052	5,231	15,579	(44)	(1%)	179	4%
Total operating revenues	22,530	22,563	22,531	21,966	89,590	20,472	20,055	20,210	60,737	(2,321)	(10%)	155	1%

Operating expenses without depreciation	11,890	12,482	11,501	11,526	47,399	11,911	9,892	11,420	33,223	(81)	(1%)	1,528	15%
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	9,582	165	5%	(23)	(1%)
Income from operations	$7,714	$6,959	$7,959	$7,355	$29,987	$5,474	$6,904	$5,554	$17,932	$(2,405)	(30%)	$(1,350)	(20%)

Telecom Reconciliation of Adjusted EBITDA to Net Income

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$3,444	$10,531	$(1,042)	(23%)	$(882)	(20%)
Add: income tax expense	3,328	3,057	3,394	3,468	13,247	2,366	2,482	2,156	7,004	(1,238)	(36%)	(326)	(13%)
Less: other (income)/expense	139	160	79	134	512	347	96	(46)	397	(125)	(158%)	(142)	(148%)
Income from operations	7,714	6,959	7,959	7,355	29,987	5,474	6,904	5,554	17,932	(2,405)	(30%)	(1,350)	(20%)
Add (subtract):
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	9,582	165	5%	(23)	(1%)
Non-cash pension expense	215	179	190	192	776	160	207	178	545	(12)	(6%)	(29)	(14%)
Non-cash stock compensation expense	414	584	107	291	1,396	667	462	290	1,419	183	171%	(172)	(37%)
Severance and other related costs (3)	-	675	-	-	675	-	-	-	-	-	-	-	-
Adjusted EBITDA (2)	$11,269	$11,519	$11,327	$10,923	$45,038	$9,388	$10,832	$9,258	$29,478	$(2,069)	(18%)	$(1,574)	(15%)

Adjusted EBITDA margin	50%	51%	50%	50%	50%	46%	54%	46%	49%

Telecom Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:			Nine Months Ended September 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	September 30	2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$3,444	$10,531	$(1,042)	(23%)	$(882)	(20%)
Add: Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	9,582	165	5%	(23)	(1%)
Less: Capital expenditures	(3,218)	(1,729)	(1,442)	(897)	(7,286)	(1,704)	(2,598)	(1,971)	(6,273)	(529)	(37%)	627	24%
Free cash flow (4)	3,955	5,135	6,115	5,941	21,146	4,144	4,987	4,709	13,840	(1,406)	(23%)	$(278)	(6%)
Add: Capital expenditures for network expansion	337	531	153	24	1,045	402	528	955	1,885	802	524%	427	81%
Adjusted free cash flow (4)	$4,292	$5,666	$6,268	$5,965	$22,191	$4,546	$5,515	$5,664	$15,725	$(604)	(10%)	$149	3%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Adjusted free cash flow represents free cash flow excluding capital expenditures for network expansion. Free cash flow and adjusted free cash flow are not measures of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to adjusted EBITDA is calculated as net debt divided by adjusted EBITDA based on a trailing twelve month (TTM) period. This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarter Ended

BROADBAND	9/30/2011	9/30/2010	Change	% Change	6/30/2011	Change	% Change
Residential
Video
Marketable Homes [2]	287,900	268,500	19,400	7%	281,200	6,700	2%
RGUs	64,900	61,200	3,700	6%	64,100	800	1%
Penetration [2]	22.5%	22.8%	-0.3%	(1%)	22.8%	-0.3%	(1%)
ARPU	$69	$67	$2	4%	$67	$2	2%
Voice
Marketable Homes	321,700	311,200	10,500	3%	317,400	4,300	1%
RGUs	76,100	74,900	1,200	2%	75,900	200	0%
Penetration	23.7%	24.1%	-0.4%	(2%)	23.9%	-0.3%	(1%)
ARPU	$29	$30	($1)	(3%)	$29	$0	1%
Data
Marketable Homes	321,700	311,200	10,500	3%	317,400	4,300	1%
RGUs	101,300	99,200	2,100	2%	100,600	700	1%
Penetration	31.5%	31.9%	-0.4%	(1%)	31.7%	-0.2%	(1%)
ARPU	$45	$41	$4	11%	$42	$3	8%
Total
RGUs	242,300	235,300	7,000	3%	240,600	1,700	1%

Subscriber totals
Subscribers [3]	105,800	104,000	1,800	2%	105,100	700	1%
Penetration	32.9%	33.4%	-0.5%	(2%)	33.1%	-0.2%	(1%)
ARPU [4]	$107	$99	$8	7%	$102	$5	5%
Triple Play ARPU [5]	$118	$113	$5	4%	$114	$4	4%
Triple Play RGUs per Subscriber [5]	2.50	2.53	(0.04)	(1%)	2.51	(0.01)	(0%)
Churn	1.6%	1.7%	-0.1%	(6%)	1.5%	0.1%	5%

Business [6]
Customers	8,000	7,700	300	4%	7,900	100	1%
ARPU	$570	$526	$44	8%	$551	$19	3%

TELECOM	9/30/2011	9/30/2010	Change	% Change	6/30/2011	Change	% Change
Residential
Voice
Marketable Homes	91,800	91,400	400	0%	91,800	0	0%
RGUs [7]	24,200	30,700	(6,500)	(21%)	25,600	(1,400)	(5%)
Cumulative Migration to Broadband Voice [8]	17,500	14,900	2,600	17%	16,900	600	4%
Penetration	26.4%	33.6%	-7.2%	(22%)	27.9%	-1.5%	(5%)
ARPU	$43	$43	($0)	(0%)	$43	$0	(0%)
Churn [9]	1.8%	2.1%	-0.3%	(13%)	1.8%	0.0%	2%

Business [6]
Customers	7,700	8,000	(300)	(4%)	7,700	0	0%
ARPU	$351	$360	($9)	(2%)	$357	$(6)	(2%)

CONSOLIDATED RESIDENTIAL VOICE RGUs	9/30/2011	9/30/2010	Change	% Change	6/30/2011	Change	% Change
ILEC Voice RGUs
Broadband	22,700	20,400	2,300	11%	22,300	400	2%
Telecom	24,200	30,700	(6,500)	(21%)	25,600	(1,400)	(5%)
Total ILEC Voice RGUs [10]	46,900	51,100	(4,200)	(8%)	47,900	(1,000)	(2%)
CLEC Residential Voice RGUs [11]	53,400	54,500	(1,100)	(2%)	53,600	(200)	(0%)
TOTAL Residential Voice RGUs [12]	100,300	105,600	(5,300)	(5%)	101,500	(1,200)	(1%)

NETWORK METRICS	9/30/2011	9/30/2010	Change	% Change	6/30/2011	Change	% Change
Marketable Homes - Fiber	158,500	148,300	10,200	7%	154,300	4,200	3%
Marketable Homes - HFC	94,000	93,600	400	0%	93,900	100	0%
Marketable Homes - Copper 2-Play	33,800	42,700	(8,900)	(21%)	36,200	(2,400)	(7%)
Marketable Homes - Copper 3-Play	35,400	26,600	8,800	33%	33,000	2,400	7%
Total	321,700	310,400	11,300	4%	317,400	4,300	1%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[1] During the third quarter of 2010, we revised our methodology to obtain Broadband residential subscribers, RGUs and business customer counts.  The revised methodology facilitates the consistent application of customer counts within the Broadband segment.  Accordingly, the metrics previously reported for 2010, 2009 & 2008 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)

As of and for the Quarter Ended

BROADBAND	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Residential
Video
Marketable Homes [2]	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800	272,600	281,200	287,900
RGUs	57,000	58,400	60,000	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800	63,100	64,100	64,900
Quarterly change	1,900	1,400	1,600	(100)	(900)	0	(100)	(400)	1,700	1,000	600	1,300	1,000	800
Year-over-Year change	4,000	4,600	5,500	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900	4,600	3,900	3,700
Penetration [2]	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%	23.1%	22.8%	22.5%
ARPU	$62	$59	$59	$65	$67	$66	$68	$70	$68	$67	$68	$68	$67	$69
Voice
Marketable Homes	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700
RGUs	56,300	59,700	63,200	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900	75,600	75,900	76,100
Quarterly change	2,800	3,400	3,500	2,800	1,700	2,300	1,300	500	2,100	1,000	0	700	300	200
Year-over-Year change	3,800	6,900	9,900	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600	3,800	2,000	1,200
Penetration	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%	24.3%	23.9%	23.7%
ARPU	$33	$32	$32	$33	$33	$31	$30	$30	$30	$30	$30	$29	$29	$29
Data
Marketable Homes	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700
RGUs	93,700	95,400	97,100	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400	100,300	100,600	101,300
Quarterly change	2,200	1,700	1,700	700	(400)	200	700	(800)	1,400	300	200	900	300	700
Year-over-Year change	6,500	6,600	7,000	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100	2,800	1,700	2,100
Penetration	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%	32.2%	31.7%	31.5%
ARPU	$37	$36	$36	$37	$38	$38	$40	$42	$41	$41	$42	$42	$42	$45
Total
RGUs	207,000	213,500	220,300	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100	239,000	240,600	242,300
Quarterly change	6,900	6,500	6,800	3,400	400	2,500	1,900	(700)	5,200	2,300	800	2,900	1,600	1,700
Year-over-Year change	14,300	18,100	22,400	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600	11,200	7,600	7,000

Subscriber totals
Subscribers [3]	99,500	101,100	103,000	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100	104,900	105,100	105,800
Quarterly change	2,000	1,600	1,900	300	(900)	600	100	(600)	1,100	400	100	800	200	700
Year-over-Year change	5,700	6,100	6,600	5,800	2,900	1,900	100	(800)	1,200	1,000	1,000	2,400	1,500	1,800
Penetration	34.1%	34.1%	33.9%	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%	33.7%	33.1%	32.9%
ARPU [4]	$88	$87	$88	$93	$97	$95	$99	$101	$100	$99	$101	$102	$102	$107
Triple Play ARPU [5]	$108	$105	$106	$111	$114	$111	$114	$116	$115	$113	$115	$114	$114	$118
Triple Play RGUs per Subscriber [5]	2.56	2.56	2.56	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53	2.52	2.51	2.50
Churn	1.4%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%	1.4%	1.5%	1.6%

Business [6]
Customers	6,400	6,600	6,800	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800	7,800	7,900	8,000
ARPU	$441	$477	$451	$467	$459	$467	$476	$479	$502	$526	$535	$539	$551	$570

TELECOM	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Residential
Voice
Marketable Homes	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500	91,700	91,800	91,800
RGUs [7]	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200
Cumulative Migration to Broadband Voice [8]	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400	16,100	16,900	17,500
Penetration	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%	29.8%	27.9%	26.4%
ARPU	$44	$43	$43	$44	$45	$45	$45	$44	$44	$43	$43	$43	$43	$43
Churn [9]	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%	1.8%	1.8%	1.8%

Business [6]
Customers	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900	7,800	7,700	7,700
ARPU	$341	$354	$327	$332	$339	$329	$334	$334	$340	$360	$359	$356	$357	$351

CONSOLIDATED RESIDENTIAL VOICE RGUs	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
ILEC Voice RGUs
Broadband	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000	21,500	22,300	22,700
Telecom	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200
Total ILEC Voice RGUs [10]	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900	48,800	47,900	46,900
Quarterly change	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)	(1,100)	(900)	(1,000)
Year-over-Year change	64,900	(679,300)	(16,200)	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)	(4,200)	(3,900)	(4,200)

CLEC Residential Voice RGUs [11]	54,300	55,300	56,100	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900	54,100	53,600	53,400
Quarterly change	900	1,000	800	0	(800)	0	(200)	(800)	600	(400)	(600)	200	(500)	(200)
Year-over-Year change	1,800	2,500	2,800	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)	(200)	(1,300)	(1,100)

TOTAL Residential Voice RGUs [12]	119,200	118,200	117,200	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800	102,900	101,500	100,300
Quarterly change	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)	(900)	(1,400)	(1,200)
Year-over-Year change	66,700	(676,800)	(13,400)	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)	(4,400)	(5,200)	(5,300)

NETWORK METRICS	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Marketable Homes - Fiber	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500	148,700	154,300	158,500
Marketable Homes - HFC	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600	93,700	93,900	94,000
Marketable Homes - Copper 2-Play	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600	39,000	36,200	33,800
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	21,300	24,000	26,600	29,600	30,200	33,000	35,400
Total	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700
Quarterly change	5,600	4,400	7,600	4,000	1,100	100	300	200	500	800	100	300	5,800	4,300
Year-over-Year change	12,300	15,600	20,200	21,600	17,100	12,800	5,500	1,700	1,100	1,800	1,600	1,700	7,000	10,500

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison